Exhibit 3.1

                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT



TYPE OR PRINT CLEARLY IN BLACK INK

Pursuant Section 33-10-106 of the 1976 South Carolina Code of Laws, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.   The name of the corporation is CNB Corporation

2.   Date of Incorporation: 3/8/1985

3. Agent's Name and Address: W. Jennings Duncan, 1400 Third Avenue, Conway, SC 29528

4. On September 8, 2009, the corporation adopted the following Amendment(s) of its Articles of Incorporation: (Type or attach the complete text of each Amendment)

     Article IV of the Corporation's Articles of Incorporation shall be deleted and replaced in its entirety with the following:

     The Corporation shall have the authority to issue Three Million (3,000,000) shares of Common Stock having a par value of Five Dollars ($5.00) per share.








5. The manner, if not set forth in the Amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

     NA




6.   Complete either "a" or "b," whichever is applicable.

     a. [ ]    Amendment(s) adopted by shareholder action.

               At the  date of  adoption  of the  Amendment(s),  the  number  of
               outstanding   shares  of  each  voting  group  entitled  to  vote
               separately on the Amendment(s), and vote of such shares was:

             Number of      Number of      Number of Votes  Number of Undisputed
   Voting   Outstanding   Votes Entitled   Represented at          Shares
   Group      Shares        to be Cast       the Meeting        For or Against
   -----      ------        ----------       -----------       --------------

                                                         CNB Corporation
                                                  ------------------------------
                                                       NAME OF CORPORATION


Note: Pursuant to Section 33-10-106(6)(i), of the 1976 South Carolina Code of Laws, as amended, the corporation can alternatively state the total number of disputed shares cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.


          b. [X] The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976
                    South Carolina Code of Laws, as amended, and shareholder action was not required.

7. Unless a delayed dated is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b) of the 1976 South Carolina Code of Laws, as amended) Effective upon filing



Date  October 16, 2009
      ----------------                   CNB Corporation
                                         ---------------------------------------
                                         Name of Corporation

                                         s/L. Ford Sanders, II
                                         ---------------------------------------
                                         L. Ford Sanders, II
                                         Executive Vice President
                                         and Chief Fianncial Officer






























DOM-ARTICLES OF AMENDMENT
                                                  FORM REVISED BY SOUTH CAROLINA
                                                SECRETARY OF STATE, JANUARY 2000